EXHIBIT 16.1

Deloitte & Touche LLP

Certified Public Accountants

Suite 1400

200 East Las Olas Boulevard

Fort Lauderdale, FL 33301-2248

USA

Tel:

+1 954 728 3800

Fax:

+1 954-728-3838

www.deloitte.com

September 26, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Parlux Fragrances, Inc.'s Form 8-K dated September 26, 2007, and have the following comments:

1.

We agree with the statements made in Section 4.01(a).

2.

We have no basis on which to agree or disagree with the statements made in Section 4.01(b).

Yours truly,

/s/ Deloitte & Touche LLP